UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)" February 1, 2017
Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-147019	73-1733867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Main Street, 3rd Floor San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(415) 593-5400

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2017, Prosper Marketplace, Inc. (“PMI”) announced that it had appointed Usama Ashraf, age 40, as its Chief Financial Officer, effective February 27, 2017. Mr. Ashraf will replace David Kimball, who has served as the company’s Chief Financial Officer since March 2016. Mr. Kimball will continue to serve as PMI’s Chief Executive Officer, as well as one of its directors.

Mr. Ashraf brings more than 18 years of experience spanning corporate finance and global capital markets. Since February 2016, he has served as Deputy Chief Financial Officer and Treasurer at Annaly Capital Management, Inc. (“Annaly") with responsibility for Treasury, Tax, Management Reporting and Financial Planning & Analysis. Prior to his time at Annaly, Mr. Ashraf worked at United Services Automobile Association (“USAA”), where he served as Corporate Treasurer from November 2014 to February 2016 and Assistant Corporate Treasurer from January 2014 to October 2014. Before joining USAA, Mr. Ashraf spent 13 years at CIT Group, where he held various positions in the Treasury and Corporate M&A departments, including serving as Deputy Treasurer with responsibility for the firm’s Treasury activities in the United States. Mr. Ashraf received a B.S. in Economics, with concentrations in Finance and Accounting, from The Wharton School of the University of Pennsylvania.

The terms of Mr. Ashraf’s offer letter, dated January 19, 2017 (the “Offer Letter”), provide for, among other things: (i) an annual base salary of $350,000; (ii) a one-time signing bonus of $20,000; and (iii) an option to purchase 3,397,242 shares of PMI common stock, which will vest over a four year period, with 25% vesting on the one-year anniversary of the commencement of employment and the remainder vesting monthly thereafter in equal increments, subject to the terms of the Offer Letter. Pursuant to the Offer Letter, Mr. Ashraf will also be eligible to receive an annual performance bonus in a target amount of 50% of his base salary, with his performance bonus for the fiscal year 2017 guaranteed in the amount of $175,000, provided that he remains employed by PMI on the payment date. Additionally, Mr. Ashraf will be eligible to participate in the benefit programs generally available to employees of PMI.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Ashraf and any director or executive officer of PMI. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Ashraf and PMI that would be required to be reported.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: February 1, 2017	By:	/s/ Sachin Adarkar
Sachin Adarkar
General Counsel and Secretary